 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2012 (December 7, 2012)

Marketing Acquisition Corporation
(Exact Name of Registrant as Specified in Its Charter)

Nevada	0-52072	62-1299374
(State of incorporation)	(Commission File Number)	(IRS Employer ID Number)

225 Broadway, Suite 910, New York, NY10007
(Address of Principal Executive Offices)

212 608 8858
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01  Changes in Control of Registrant

On December 7, 2012, Halter Financial Investments, L.P. (“HFI”), a Texas limited partnership, Glenn A. Little (“Little”), The Halter Group, Inc., a Texas corporation formerly known and currently doing business as Halter Financial Group, (“HFG”, together with HFI and Little, each a “Seller” and collectively, the “Sellers”), who own, in the aggregate, 1,687,502 shares (the “Shares”) of common stock, par value $0.001 per share of Marketing Acquisition Corporation, a Nevada corporation (the “Registrant”), entered into a Securities Purchase Agreement (“SPA”) with USA Zhimingde International Group Inc., a New Jersey corporation (“Zhimingde”) pursuant to which Zhimingde purchased the Shares for $275,000 (the “Purchase Price”).  The transaction contemplated in the SPA (the “Purchase”) closed on the same day.

The Shares represent approximately 91% of all of the issued and outstanding Common Stock of the Registrant, with HFI owning 1,250,000 Shares, Little owning 416,668 Shares and HFG owning 20,834 Shares.  Following the Closing, Zhimingde owned approximately 91% of the voting securities of the Registrant.  The Purchase has resulted in a change in control of the Registrant.

In connection with the change in control, Mr. Timothy Halter, the Registrant’s President, Chief Executive Officer, Chief Financial Officer and sole director, resigned his officers positions with the Registrant which resignation became effective immediately upon the closing of the Purchase.  Simultaneously with closing of the Purchase, Zhongquan Zou was appointed as a director of the Registrant by the sole director, Timothy Halter, which appointment became effective immediately. Timothy Halter’s resignation as a director of the Registrant will become effective 10 days after mailing of an information statement required by Rule 14f-1 promulgated under the Exchange Act, which was filed on December 10, 2012.

The SPA includes customary representation and warranties from the Sellers and Zhimingde.  The Purchase was subject to customary closing conditions, including, among other things, (a) resignations of the departing director and officers of the Registrant after appointment of Zhongquan Zou as a director of the Registrant, and (b) satisfaction of all outstanding debts and liabilities of the Registrant.

A copy of the SPA is attached hereto as Exhibit 10.1.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)           Resignation of Directors and Officers

Upon the Closing, Mr. Timothy Halter resigned from his positions as President, Chief Executive Officer and Chief Financial Officer of the Registrant.

Timothy Halter’s resignation as a director of the Registrant shall become effective 10 days after mailing of an information statement required by Rule 14f-1 promulgated under the Exchange Act.

There was no disagreement between Timothy Halter and the Registrant.

(b)           Appointment of Directors and Officers

Upon closing of the Purchase, the following person was appointed as our director and officer on December 7, 2012:

Name	Age	Position
Zhongquan Zou	56	President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary and Chairman of the Board of Directors

Zhongquan Zou.  Mr. Zou is the founder of Beijing Zhimingde Technology Co. Ltd. and its affiliates.  He has been the Chairman and President of Beijing Zhimingde Technology Co. Ltd. since 2008, the Chairman and President of ZMD Bio-engineering (HK) Group, a corporation incorporated under the laws of Hong Kong since 2008, the Chairman and President of ZMD Science and Technology Company Limited, a company incorporated under the laws of Hong Kong since 2008, and the Chairman and President of US Zhimingde International Group, LLC, a New York entity since 2010. Mr. Zou was the Chairman and General Manager of Jilin Yanbian Pharmaceutical Co. Ltd. since 1999.  Mr. Zou has been Vice President of Health Care Association of China since 2008, Vice President of Medicine Quality Management Association of China since 2009, Member of National Committee of the Chinese People’s Political Consultative Conference of Korean Autonomous Prefecture of Yanbian since 2010, Party Member of China Democratic National Construction Association since 2011, and Member of Beijing Federation of Industry and Commerce since 2011. Mr. Zou obtained a graduate degree in business management from Jinlin University in 1997.

(c)           Employment Agreements

We currently do not have an employment agreement with Mr. Zou.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Registrant will file a Certificate of Amendment to amend and restate its Amended Articles of Incorporation to change its name to USA Zhimingde International Group Corporation and amend certain articles of the Amended Articles of Incorporation after the mailing of an information statement on Schedule 14C to the Registrant’s stockholders pursuant to Rule 14c of the Securities Exchange Act of 1934, as amended.

The Registrant also amended and restated its Bylaws which were adopted by its Board of Directors on the Closing Date.

     Copies of the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement entered by and among Halter Financial Investments, L.P., The Halter Group, Inc., Glenn A. Little and USA Zhimingde International Group Inc., dated December 7, 2012.
3.1	Amended and Restated Articles of Incorporation
3.2	Amended and Restated Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marketing Acquisition Corporation

Dated: December 10, 2012	By:	/s/ Zhongquan Zou
President, Chief Executive Officer,
Chief Financial Officer and Director